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                                                                   Exhibit 10.21

LEASE AGREEMENT

The following sublease agreement is entered between

          Marketteam creativ GmbH (hereafter called "Landlord") and

          EST GmbH, Dipl. Wirtschaftsingenieur (FH) Christian Benz (hereafter called "Tenant"):


(S) 1  Lease Premises

1. Landlord hereby leases to Tenant a furnished office (useable floor space approximately 20 square meters on the first floor) and a storage area (approximately 15 square meters in the basement) of the building Hebel Wohnbau GmbH Malsch, Daimlerstrasse 2, 76316 Malsch.

2. Tenant shall also be entitled to the use of Landlord's conference room, kitchen, and restrooms.

3. Tenant is a distributor of microprocessor development systems. Tenant shall notify Landlord of every major change in the purpose of his business. Landlord shall be notified of changes relevant to the Landlord's lease after their occurrence.

4. At the time of delivery of the premises, Tenant shall be handed the keys to the premises. The exact number of keys shall be listed in the delivery log and shall be returned at the time the premises are vacated.
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(S) 2  Rent

1. According to (S) 4 (1) of the contract, the rent for the premises described in (S) 1 shall be from the date of delivery:

       DM 22,00 per month per square meter of furnished useable floor space on the first floor and
       DM 6.00 per month per square meter of useable floor space in the basement a lump sum of DM 200.00 for the use of the common areas and for incidental costs plus value added tax in the respective amount.

          ______________

       Ground floor DM 440.00 + 16% value added tax
       Basement     DM  90,00 + 16% value added tax
       Lump sum     DM 200.00 + 16% value added tax

       Total DM 730.00 + DM 116.80 value added tax = DM 846.60

2. The entire rent plus value added tax shall be paid in advance by the third business day of the month.

3.     Incidental Services / Incidental Costs

1. In addition to the rent Tenant shall pay the proportionate share of the operating and incidental costs not specifically designated as landlord provided services.

a) The cost for water and sewage is included in the rent. Repairs caused by Tenant mishandling shall be paid by Tenant.

b) The cost of operating the heating and warm water systems is included in the rent. Repairs caused by Tenant mishandling shall be paid by Tenant.

c)     The cost of garbage disposal is included in the rent.

d) The cost of cleaning, cleaning equipment, and supplies is included in the rent.

e)     The cost of electricity is included in the rent.
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2.     Insurance must be obtained and paid for by Tenant. This item includes insurance for damages caused by water pipes, liability insurance, flood insurance, machinery insurance, and glass insurance for the leased premises. Fire and insurance against natural disasters will be paid for by Hebel Wohnbau GmbH Malsch.

3. The cost of maintaining and operating the equipment, appliances, and technical components on the premises and any incidental costs shall be paid by Tenant directly.

(S) 4  Commencement and Duration of Lease

1.     The lease shall begin on March 1, 1999.

2.     The initial lease period shall be two years.

       The lease agreement may be terminated by giving six months' notice prior to the end of a quarter, but not before the expiration of the initial lease period.

       Upon the expiration of the initial lease and upon the expiration of each subsequent two year lease period Landlord shall grant Tenant an option to extend the lease period for another two years.

       The option must be exercised no later than twelve months before the expiration of the lease period.

3. Any agreement to continue or renew an expired lease period must be in writing.

4. Irrespective of the above provisions the lease agreement may be terminated for cause at any time without notice.

(S) 5  Building Rules / Parking Lot Regulations

       Tenant recognizes the applicable rules of the building as binding.
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(S) 6. Surrender of the Premises

1. Upon the expiration of the lease term, Tenant shall surrender the premises completely vacated, in clean condition, and ready to be rented.

2. All keys, including those obtained by Tenant, must be returned to Landlord.

3. In case Tenant has altered the premises or has equipped them with improvements, appliances, machinery, and furnishings, he must, upon the request of Landlord, return the premises to their original condition at his expense.

(S) 7. Venue

       Venue for all disputes arising out of this agreement shall be Karlsruhe.

(S) 8. Special Agreements

1. Modifications and amendments of this agreement must be in writing. There are no oral side agreements.

2. The agreement shall be valid in case one of its provisions is or should become invalid or null and void.

       Malsch, March 1, 1999

sd. S. Schneider                             sd. illegible signature
     Landlord                                     Tenant

                                             Stamp: EST GmbH
                                                    Daimlerstr. 2
                                                    76316 Malsch
                                                    Tel 07246/9203-0
                                                    Fax 07245/92 03-20
                                                    germany@estc.com
                                                    www.estc.com
                                                    ------------
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STATE OF SOUTH CAROLINA                           CERTIFICATE OF ACCURACY
COUNTY OF GREENVILLE


     I, Erika B. Matt, a German translator accredited by the American Translators Association for translations from German into English and English into German, declare:

1.   I am familiar with the German and English language.

2. I have prepared the attached translation of the above German document into English I and herewith certify that it is a complete and accurate translation of the German original.


______________________________
Erika B. Matt, Esq.


Greenville, December 30, 1999


STATE OF SOUTH CAROLINA  )
                         :ss.:
GREENVILLE COUNTY        )


I, _____________, a notary public for the above county and state, certify herewith that before me on this December 30, 1999, personally appeared Erika B. Matt, personally known to me to be the person described in the above document and who executed the foregoing document in my presence and duly acknowledged to me that she executed the same.



                              ______________________________________
                              Notary Public

My commission expires on: